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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

February 11, 2013

Date of Report (date of Earliest Event Reported)

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GAME PLAN HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

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NEVADA	333-160730	20-0209899
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1712 Ravanusa Drive, Henderson, NV 89052

 (Address of principal executive offices and zip code)

(702) 951-1385

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry Into a Material Definitive Agreement.

Intellectual Property Purchase Agreement

On February 7, 2013, Game Plan Holdings, Inc., a Nevada corporation (the “Company’) and Sportingblood Nutrition LLC, a Delaware limited liability company (“Sporting Blood”) entered into an intellectual property purchase agreement (the “IP Agreement”) for the acquisition of all right, title and interest in the Sporting Blood trademark and certain product formulations (the “Intellectual Property”).

Pursuant to the IP Agreement, the Company shall issue to Sporting Blood 11,000,000 shares of restricted common stock of the Company in exchange for the Intellectual Property purchased.

Sporting Blood is a vitamin and nutritional supplements company. Sporting Blood’s mission is to provide safe, reliable products that have been tested for integrity and quality. Sporting Blood has partnered with NSF International to undergo their stringent NSF Certified for Sport Certification Program. This certification is designed to minimize the risk that a dietary supplement contains banned substances or contaminants.

Item 3.02  Unregistered Sales of Equity Securities.

Pursuant to the IP Agreement, in exchange for the purchase of all right, title and interest to the Intellectual Property, the Company will issue to Sporting Blood 11,000,000 shares of restricted common stock of the Company.

The Company has not yet issued any restricted common stock pursuant to the IP Agreement, but the common stock to be issued will rely upon exemptions provided for under Regulation S of the Securities Act of 1933, as amended.

Item 5.01  Change in Control of Registrant

Upon the issuance of the 11,000,000 shares of common stock pursuant to the IP Agreement with Sporting Blood in exchange for the Intellectual Property of Sporting Blood, Charles Hazzard and Christina Mabanta-Hazzard will no longer own a majority of the outstanding shares of common stock of the Company.  Currently, Charles Hazzard and Christina Mabanta-Hazzard collectively own 10,000,000 shares of common stock of the Company. Upon issuance of 11,000,000 shares of common stock, there will be a total of 26,050,000 shares of common stock outstanding. Additionally, in a separate transaction, Andrew Bachman purchased 5,000,000 shares of common stock from Charles Hazzard and Christina Mabanta-Hazzard and upon completion of the purchase, Mr. Hazzard and Mrs. Mabanta-Hazzard will collectively own 5,000,000 shares out of a total of 26,050,000 shares of outstanding common stock.

Upon completion of the stock issuances contemplated by the IP Agreement and the separate transaction with Mr. Hazzard and Mrs. Mabanta-Hazzard, Andrew Bachman and persons and/or entities affiliated with Andrew Bachman will own a total of 16,000,000 shares of the issued and outstanding common stock of the Company, representing a 61.4% interest in the Company.

Item 9.01  Financial Statements & Exhibits

(d)  Exhibits

10.1	Intellectual Property Purchase Agreement, dated February 7, 2013 by and between Game Plan Holdings, Inc. and Sportingblood Nutrition, LLC.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAME PLAN HOLDINGS, INC.

Date: February 13, 2013	By: /s/ Charles Hazzard
Name: Charles Hazzard
Title: Chief Executive Officers

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